Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

First Quarter 2010 Financial Results

16% Increase in Revenue Year-Over-Year

MCLEAN, Va., April 29, 2010 - MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced financial results for the three-month period ended March 31, 2010 (the first quarter of its 2010 fiscal year).

First quarter 2010 revenues were $93.4 million versus $80.2 million for the first quarter of 2009, a 16% increase. Product licenses revenues for the first quarter of 2010 were $18.0 million versus $17.0 million for the first quarter of 2009, a 6% increase. Product support and other services revenues for MicroStrategy’s core business intelligence (BI) business in the first quarter of 2010 were $71.3 million versus $60.6 million for the first quarter of 2009, an 18% increase.

Operating expenses for the first quarter of 2010 were $64.2 million versus $52.7 million for the first quarter of 2009, a 22% increase. During the first quarter of 2009, MicroStrategy capitalized $4.2 million in research and development costs associated with the development of its MicroStrategy 9TM software, while no software development costs have been capitalized since the general release of MicroStrategy 9 in March 2009.

Income from continuing operations and net income for the first quarter of 2010 were each $6.9 million, or $0.56 per share on a diluted basis. Income from continuing operations for the first quarter of 2009 was $8.7 million, or $0.71 per share on a diluted basis, and net income for the first quarter of 2009 was $23.0 million, or $1.88 per share on a diluted basis. In February 2009, MicroStrategy completed the sale of its majority-owned subsidiary, Alarm.com Incorporated, which was classified as a discontinued operation, resulting in a gain of $14.4 million, net of tax, in the first quarter of 2009.

During the first quarter of 2010, MicroStrategy repurchased 169,547 shares of its class A common stock at an average price per share of $85.83 and an aggregate cost of $14.6 million. As of March 31, 2010, MicroStrategy had cash and cash equivalents of $231.9 million versus $224.8 million as of December 31, 2009, an increase of $7.1 million. As of March 31, 2010, MicroStrategy had 9,088,066 shares of class A common stock and 2,694,362 shares of class B common stock outstanding.

MicroStrategy Positioned in Leaders Quadrant of Gartner’s 2010 Magic Quadrant for Business Intelligence Platforms Report:

Gartner, Inc. has positioned MicroStrategy in the Leaders quadrant in the 2010 “Magic Quadrant for Business Intelligence Platforms” report. Gartner describes Leaders as “vendors that are reasonably strong in the breadth and depth of their BI platform capabilities, and can deliver on enterprisewide implementations that support a broad BI strategy. Leaders articulate a business proposition that resonates with buyers, supported by the viability and operational capability to deliver on a global basis.” A copy of the Gartner report is available, compliments of MicroStrategy, at http://www.microstrategy.com/Company/Gartnerquadrant.asp.

MicroStrategy Announced Beta Release of iPhone Apps Development Platform:

MicroStrategy recently announced that it will offer a mobile application platform for developing and deploying iPhone® Apps. MicroStrategy Mobile™ for iPhone offers a new way to develop and deploy iPhone Apps that is faster, easier, and more maintainable than using traditional Integrated Development Environments. MicroStrategy Mobile for iPhone offers the following benefits:

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Reduces the time to develop new iPhone Apps – MicroStrategy’s mobile app platform includes the infrastructure needed to support each new iPhone App, so application developers only need to focus on creating the user experience and not on the back-end infrastructure.

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Easy for non-developers to create professional iPhone Apps – MicroStrategy’s iPhone applications do not require any coding. Using MicroStrategy’s mobile app platform, iPhone Apps are assembled in a point-and-click fashion. App creators can choose from an array of finely-designed, iPhone-optimized displays and controls.

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Easy for companies to rapidly deploy iPhone App updates – MicroStrategy’s mobile app platform uses an on-demand form of application deployment called “in-stream” deployment. As soon as new or updated applications are ready, they are instantly available to iPhone users directly from MicroStrategy’s mobile app platform.

Mobile BI applications represent a new breed of business applications that are simple-to-use, highly focused, and available whenever and wherever business is conducted. Business people no longer need to delay decision-making due to a lack of information or delay executing a transaction simply because they are away from their desks. Mobile applications delivered through smartphones such as the iPhone have the potential to revolutionize business processes across every industry. For more details, visit http://www.microstrategy.com/mobile/platform.

MicroStrategy Offers Interactive Reports and Dashboards on the New Apple iPad:

MicroStrategy now offers interactive reporting and analysis directly on the Apple® iPad™. With MicroStrategy, iPad users can seamlessly access MicroStrategy-based reports, business charts, and information dashboards at their convenience. MicroStrategy reports and dashboards do not need to be reformatted for viewing on the iPad, giving users seamless access to the same business information that they see on their desktop computers. For more information on MicroStrategy on the iPad, visit http://www.microstrategy.com/mobile/ipad.

MicroStrategy also offers mobile BI capabilities for the Apple iPhone, the BlackBerry® smartphone, and the Amazon Kindle® DX. MicroStrategy’s architecture is engineered to provide the speed and performance required by customers using business intelligence on a mobile device.

MicroStrategy Introduces New High Performance Standards for Business Intelligence:

In April 2010, MicroStrategy introduced a multi-year initiative to further improve the performance of its business intelligence platform. MicroStrategy’s high performance initiative includes the formation of its High Performance and Scalability Lab, the creation of a dedicated Performance Engineering team, and specific R&D efforts solely focused on providing MicroStrategy customers with the highest levels of performance for BI applications of all sizes. With its new high performance initiative, MicroStrategy plans to:

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Deliver up to 10x faster BI applications – Today’s BI applications must efficiently access terabytes and even petabytes of data. Since most competing BI tools do not include performance acceleration engines, average BI application query response times often range from 10 seconds to one minute or more. MicroStrategy’s high performance initiative will set a new performance standard, aiming to deliver up to 10x faster query response time at any data scale.

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Provide faster than 3-second response time for most predictable queries and analyses – MicroStrategy research has found that most business queries are predictable. Business people often run similar reports on a daily, weekly, or monthly basis to understand operational performance. Using its in-memory technology to cache computations and place the results into server memory, MicroStrategy can dramatically accelerate repetitive operational reports as well as most subsequent analyses.

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Provide faster than 5-second response time for the majority of ad hoc queries – By optimizing and accelerating all aspects of its BI platform, from SQL generation to SQL execution to data rendering, MicroStrategy seeks to enable 50% of all ad hoc queries to return in less than 5 seconds. Specific areas on which MicroStrategy’s R&D efforts will focus include faster database queries, larger data caches, faster Web interactivity, and faster dashboards.

MicroStrategy will launch its High Performance BI Webcast series, “Top 10 Ways to Optimize Performance with MicroStrategy” on May 6, 2010. The first one-hour Webcast will provide useful insights to extend performance levels and enhance the user experience. For more details, visit http://www.microstrategy.com/high-performance-BI.

MicroStrategy’s Free Reporting Package Provides Critical Business Insights from SAP BW:

MicroStrategy announced that its free reporting software package, MicroStrategy Reporting Suite™, provides seamless access to SAP® Business Information Warehouse (SAP BW) data. SAP BW is an online analytical processing system and data warehouse. MicroStrategy Reporting Suite enables users to develop operational and analytical reports from SAP BW data and non-SAP data from an integrated BI interface. With MicroStrategy Reporting Suite, business users and IT professionals can quickly access SAP BW data to perform statistical and advanced analyses, run performance scorecards, and drill to investigate details, all from the same tool. MicroStrategy Reporting Suite extends SAP BW data analysis to more users, with its full-featured, intuitive interface and easy-to-use reports. For more details, visit www.microstrategy.com/freereportingsoftware/sapbw.

MicroStrategy Offers More than 200 Hours of Free Online Training for BI Professionals:

To address the increased market demand for MicroStrategy trained personnel, MicroStrategy recently announced that it is offering a free online training curriculum that covers a wide range of training needs. BI users from business and technical disciplines can choose from hundreds of lessons across a series of classes that cover key BI topics, prerequisite material for certification exams, the latest products and capabilities from MicroStrategy, techniques for leveraging advanced settings and tools, and MicroStrategy companion technologies.

MicroStrategy also offers a full range of instructor-led courses, certification programs, and comprehensive education packages to meet the diverse education requirements of its customers. For more details on MicroStrategy’s free online training, visit http://www.microstrategy.com/Education/Online.

New Centers for Medicare & Medicaid Services Information Dashboard Powered by MicroStrategy:

The new information dashboard recently launched by the Centers for Medicare & Medicaid Services (CMS) is powered by MicroStrategy. The CMS dashboard offers an exciting tool in support of President Obama’s initiative for transparency and open government. In addition to providing the American public with detailed insights into Medicare spending data, the dashboard data can be used by government and industry to assess health care policies, improve the management of health care, and identify areas for change.

The CMS dashboard, which can be viewed at http://www.cms.gov/dashboard, offers transparency into over $100 billion in Medicare spending data. The dashboard shortcuts the process of compiling the data and provides easy access for citizens to view the information at their convenience. With data from over 40 million Medicare hospital admissions, the dashboard enables the public to view the relationships between cost and volume of Medicare admissions by state, starting in January 2006. Every month, the data will be updated with nearly one million more admissions.

MicroStrategy’s dashboards are used by businesses and government agencies to augment data comprehension and improve decision-making. To learn more about MicroStrategy’s dashboard technology, visit http://www.microstrategy.com/dashboards.

New Customers and New Deals with Existing Customers in Q1 2010 Included:

99 Cents Only Stores; Amica Mutual Insurance; Banco Bilbao Vizcaya Argentaria; Canadian Institute for Health Information; Cancer Care Ontario; Cardinal Glass Industries; Charming Shoppes of Delaware; Chiquita Brands; Danone; Dick’s Sporting Goods; eBay; Electronic Arts; Epsilon Data Management; Fannie Mae; Foot Locker; Freddie Mac; Heartland Payment Systems; Herbalife International of America; Interstate Batteries; LinkedIn Corporation; Maritz; McCain Foods; Meijer Great Lakes Limited Partnership; MNET Broadcast Services; MORE International; MySpace; National Aeronautics and Space Administration; Nordstrom; Nygård International; PHI Service Company; Reprise Media; Republic National Distributing Company; Ryder System; Sears Holdings Management Corporation; Sierra Health Services; Telescope; Telefonica O2 UK Limited; Tesco Personal Finance plc; The Mens Wearhouse; Tuesday Morning; U.S. House of Representatives; University of Richmond; US Navy Navair; US Postal Service; Valpak Direct Marketing Systems; and Wilton Industries

Examples of Customer Deals from Q1 2010:

Interstate Batteries

Interstate Batteries, the leading automotive replacement battery brand in North America, recently extended its enterprise BI strategy with MicroStrategy dashboards. Over the past several years, Interstate Batteries has used MicroStrategy dashboards for enhanced visibility into sales performance and historical sales trends. With the expansion of MicroStrategy across the enterprise, Interstate Batteries will be able to provide dashboard metrics and analysis capabilities to its distributors. This new reporting capability will improve inventory management, increase sales, and provide more effective management of new customers.

Nygård International

Nygård International, headquartered in Winnipeg, Canada, is a leading fashion company that designs and markets women’s fashion apparel. Nygård has recently expanded its deployment of MicroStrategy for enhanced mobile intelligence, and operational reporting and analytics. With MicroStrategy Mobile, Nygård’s mobile workforce is able to track product performance across store locations and reseller channels, and rely on real-time information to make critical business decisions. Nygård currently has six mobile BI applications in production.

Republic National Distributing Company

Republic National Distributing Company (RNDC) is the second largest distributor of premium wine and spirits in the U.S. RNDC expanded its MicroStrategy deployment to maximize sales opportunities and increase cost savings. With the recent purchase of MicroStrategy software, RNDC will more rapidly and effectively bring analysis to bear on the key profit indicators of the organization. RNDC’s sales management uses the MicroStrategy platform to measure sales performance across all customer channels and at all key management levels in the organization.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a global leader in business intelligence (BI) technology. MicroStrategy provides integrated reporting, analysis, and monitoring software that helps leading organizations worldwide make better business decisions every day. Companies choose MicroStrategy for its ease-of-use, sophisticated analytics, and superior data and user scalability. MicroStrategy offers free reporting software that can be downloaded from its website, http://www.microstrategy.com/freereportingsoftware. More information about MicroStrategy (Nasdaq: MSTR) is available at www.microstrategy.com.

MicroStrategy, MicroStrategy 9, MicroStrategy Mobile and MicroStrategy Reporting Suite are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services, such as the Company’s ability to timely release its mobile application platform for developing and deploying iPhone Apps; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products, such as its mobile application platform for developing and deploying iPhone Apps and new or modified products the Company may seek to develop as a result of its high performance initiatives; market acceptance of new products; competitive factors; general economic conditions, including significant downturns in industries, including the financial services and retail industries, in which we have a significant number of customers; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
	(unaudited)	(unaudited)
Revenues
Product licenses	$17,954	$16,971
Product support and other services	75,436	63,269

Total revenues	93,390	80,240

Cost of Revenues
Product licenses	1,915	596
Product support and other services	19,709	14,065

Total cost of revenues	21,624	14,661

Gross profit	71,766	65,579

Operating Expenses
Sales and marketing	33,387	30,530
Research and development	12,331	7,839
General and administrative	18,460	14,344

Total operating expenses	64,178	52,713

Income from continuing operations before financing and other income and income taxes	7,588	12,866

Financing and Other Income
Interest income, net	102	145
Other income, net	2,849	536

Total financing and other income	2,951	681

Income from continuing operations before income taxes	10,539	13,547
Provision for income taxes	3,638	4,888

Income from continuing operations	6,901	8,659

Discontinued operations:
Gain from sale of discontinued operations, net of tax provision ($0 and $11,121, respectively)	—	14,423
Loss from discontinued operations, net of tax benefit ($0 and $54, respectively)	—	(107)

Discontinued operations, net of tax	—	14,316

Net Income	$6,901	$22,975

Basic earnings per share (1):
From continuing operations	$0.58	$0.73
From discontinued operations	$—	$1.20

Basic earnings per share	$0.58	$1.93

Weighted average shares outstanding used in computing basic earnings per share	11,890	11,890

Diluted earnings per share (1):
From continuing operations	$0.56	$0.71
From discontinued operations	$—	$1.17

Diluted earnings per share	$0.56	$1.88

Weighted average shares outstanding used in computing diluted earnings per share	12,303	12,219

(1)	Basic and fully diluted earnings per share for class A and class B common stock are the same

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Core BI Business		Angel.com		Consolidated
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
	2010	2009	2010	2009	2010	2009
Revenues
Product licenses	$17,954	$16,971	$—	$—	$17,954	$16,971
Product support and other services	71,338	60,610	—	—	71,338	60,610
Angel.com services	—	—	4,098	2,659	4,098	2,659

Total revenues	89,292	77,581	4,098	2,659	93,390	80,240

Cost of Revenues
Product licenses	1,915	596	—	—	1,915	596
Product support and other services	18,155	13,027	—	—	18,155	13,027
Angel.com services	—	—	1,554	1,038	1,554	1,038

Total cost of revenues	20,070	13,623	1,554	1,038	21,624	14,661

Gross profit	69,222	63,958	2,544	1,621	71,766	65,579

Operating Expenses
Sales and marketing	31,887	29,358	1,500	1,172	33,387	30,530
Research and development	11,658	6,827	673	1,012	12,331	7,839
General and administrative	17,946	13,907	514	437	18,460	14,344

Total operating expenses	61,491	50,092	2,687	2,621	64,178	52,713

Income (loss) from continuing operations before financing and other income and income taxes	7,731	13,866	(143)	(1,000)	7,588	12,866

Financing and Other Income
Interest income, net	102	145	—	—	102	145
Other income, net	2,849	536	—	—	2,849	536

Total financing and other income	2,951	681	—	—	2,951	681

Income (loss) from continuing operations before income taxes	$10,682	$14,547	$(143)	$(1,000)	$10,539	$13,547
Provision for income taxes					3,638	4,888

Income from continuing operations					6,901	8,659

Discontinued operations:
Gain from sale of discontinued operations, net of tax					—	14,423
Loss from discontinued operations, net of tax					—	(107)

Discontinued operations, net of tax					—	14,316

Net income					$6,901	$22,975

Basic earnings per share:
From continuing operations					$0.58	$0.73
From discontinued operations					$—	$1.20

Basic earnings per share					$0.58	$1.93

Diluted earnings per share:
From continuing operations					$0.56	$0.71
From discontinued operations					$—	$1.17

Diluted earnings per share					$0.56	$1.88

Basic weighted average shares outstanding					11,890	11,890

Diluted weighted average shares outstanding					12,303	12,219

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	March 31, 2010	December 31, 2009
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$231,862	$224,769
Restricted cash and investments	1,026	549
Accounts receivable, net	43,317	56,399
Prepaid expenses and other current assets	12,363	10,861
Deferred tax assets, net	12,778	12,642

Total current assets	301,346	305,220

Property and equipment, net	54,793	54,906
Capitalized software development costs, net	11,724	13,431
Deposits and other assets	2,420	3,283
Deferred tax assets, net	5,214	6,490

Total Assets	$375,497	$383,330

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$23,414	$28,460
Accrued compensation and employee benefits	30,306	46,277
Deferred revenue and advance payments	96,680	77,783
Deferred tax liabilities	189	115

Total current liabilities	150,589	152,635

Deferred revenue and advance payments	3,550	3,845
Other long-term liabilities	15,496	12,622

Total Liabilities	169,635	169,102

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 14,305 shares issued and 9,088 shares outstanding, and 14,302 shares issued and 9,255 shares outstanding, respectively	14	14
Class B common stock, $0.001 par value; 165,000 shares authorized; 2,694 shares issued and outstanding	3	3
Additional paid-in capital	453,248	453,170
Treasury stock, at cost; 5,217 and 5,047 shares, respectively	(380,744)	(366,191)
Accumulated other comprehensive (loss) income	(188)	604
Retained earnings	133,529	126,628

Total Stockholders’ Equity	205,862	214,228

Total Liabilities and Stockholders’ Equity	$375,497	$383,330

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2010	2009
Operating activities:
Net income	$6,901	$22,975
Less: Income from discontinued operations, net	—	(14,316)

Income from continuing operations	6,901	8,659
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,182	1,770
Bad debt expense	691	222
Deferred taxes	1,162	2,823
Excess tax benefits from stock-based payment arrangements	(12)	—
Changes in operating assets and liabilities:
Accounts receivable	11,185	9,281
Prepaid expenses and other current assets	(2,473)	(609)
Deposits and other assets	781	354
Accounts payable and accrued expenses	(4,435)	(1,651)
Accrued compensation and employee benefits	(15,276)	(14,677)
Deferred revenue and advance payments	20,293	16,960
Other long-term liabilities	2,878	(23)

Net cash provided by operating activities from continuing operations	24,877	23,109
Net cash used in operating activities from discontinued operations	—	(472)

Net cash provided by operating activities	24,877	22,637

Investing activities:
Purchases of property and equipment	(1,411)	(1,131)
Capitalized software development costs	—	(4,218)
Decrease in restricted cash and investments	275	23

Net cash used in investing activities from continuing operations	(1,136)	(5,326)
Net cash provided by investing activities from discontinued operations	—	24,546

Net cash (used in) provided by investing activities	(1,136)	19,220

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	60	19
Excess tax benefits from stock-based payment arrangements	12	—
Purchases of treasury stock	(14,553)	—
Distribution to Alarm.com minority shareholders	—	(60)

Net cash used in financing activities from continuing operations	(14,481)	(41)
Net cash provided by financing activities from discontinued operations	—	—

Net cash used in financing activities	(14,481)	(41)
Effect of foreign exchange rate changes on cash and cash equivalents	(2,167)	(2,538)

Net increase in cash and cash equivalents	7,093	39,278
Cash and cash equivalents, beginning of period	224,769	122,915

Cash and cash equivalents, end of period	$231,862	$162,193